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                                                                   EXHIBIT 99.3

THURSDAY AUGUST 5, 10:13 AM EASTERN TIME

COMPANY PRESS RELEASE

LAHAINA ANNOUNCES PLANS FOR AMEX LISTING
APPLICATION

NAME CHANGE TO "THE ACCENT GROUP, INC."

AMELIA ISLAND, Fla--(BUSINESS WIRE)--Aug. 5, 1999--Lahaina Acquisitions, Inc. (Nasdaq OTC:LAHA - news) today announced that it intends to apply to the American Stock Exchange for listing of its common stock.

This listing application is expected to be filed later this quarter. It also said that it intends to change the name of the Company to "The Accent Group, Inc." upon completion of the merger, though it expects the common stock of the Company to continue to trade under the current symbol of "LAHA" until approval of another symbol is completed by the appropriate exchanges.

"These steps are all part of the repositioning of the Company to a higher level," stated L. Scott Demerau, Chairman and CEO of The Accent Group, Inc., who will also become the Chairman and CEO of Lahaina upon completion of its pending merger. "The management of the Company is committed to a plan that allows for significant growth. The application for listing on the American Stock Exchange reflects our plans for that growth, while the change in the name of the Company demonstrates that we have a specific direction and place in the market," he continued. "We are in full support of this direction and intend to continue to work with the Company going forward," said Richard P. Smyth, the current Chairman and CEO of Lahaina, who will remain a consultant to the Company after completion of the merger with TAGI.

The Company believes it will qualify for this listing based on its balance sheet upon completion of its recently announced merger with The Accent Group, Inc. (TAGI) and completion of additional financing. It recently announced a number of transactions aimed at enhancing its net equity, including the conversion of certain debts to equity and elimination of its Preferred "A" shares through conversion to common stock. It is currently in discussions with a number of investment banking firms for this additional financing and expects to finalize an agreement subsequent to completion of the merger.

Lahaina Acquisitions, Inc. is a public holding company who, upon completion of its merger with The Accent Group, Inc., will operate real estate development and financial services groups, including a nationwide, "net-branch" mortgage organization. For more information, contact Richard P. Smyth, Chairman, at (904) 277-4438, or look on the Internet at www.lahainausa.com. Information on The Accent
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Group, Inc. may be obtained by calling L. Scott Demerau, Chairman at (770)
754-6140, or on the Internet at www.accentmortgage.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of Lahaina, its affiliates or subsidiaries, and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those suggested or described in the forward-looking statements contained in this press release. Important factors that could cause actual results to differ include, among others, risks associated with announced or future acquisitions (such as the uncertainties of the successful conclusion of ongoing discussions, the quality of projects acquired, financing costs and profitability of operations), fluctuations in operating results, variations in stock prices, change in public interest in resorts, political and economic climate, completion, weather conditions, risks of operations, regulatory agencies, policies, financing difficulties and difficulties in integrating newly acquired businesses. Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filing may be obtained by contacting the Company or the SEC.

Contact:

Lahaina Acquisitions, Inc., Amelia Island
Richard P. Smyth, Chairman, 904/277-4438 www.lahainausa.com or
The Accent Group, Inc., Atlanta
L. Scott Demerau, Chairman, 770/754-6140 www.accentmortgage.com